Orion Reiterates Expectations for Increased Growth and Profitability in FY 2026 and FY 2027; Strong Profitable Growth Drive Highlights Sally Washlow’s First Year as CEO

Manitowoc, WI – April 15, 2026 – Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of energy-efficient LED lighting, electric vehicle (EV) charging stations and maintenance services solutions, today reiterated its preliminary expectations for increased revenue growth and profitability for its Fiscal Year 2026, which ended March 31, as well as its Fiscal 2027.

Orion noted today’s one-year anniversary of the arrival of Sally Washlow as Chief Executive Officer in the reiteration of its publicly released expectations of January 20, when the Company announced an increase in its FY 2026 revenue outlook to a range of between $84 million and $86 million — up from its previous outlook of approximately $84 million. The Company said that it also expected to achieve positive adjusted EBITDA for the full FY 2026.

Orion also reiterated that the Company currently expects to record positive adjusted EBITDA on revenue of between $95 million and $97 million in FY 2027, which began April 1, 2026.

Orion intends to discuss results and expectations in detail on June 4 in its report of financial performance for the Fourth Quarter and Full Fiscal Year of FY 2026. The Company expects to provide information in a forthcoming public announcement regarding scheduling of and access to the earnings results and related investor call.

Orion attributes its higher expectations of growth and profitability to increasing orders by enterprise customers, the success of recent cost-structure improvements and Orion’s heightened prominence in its competitive marketplace.

“On the occasion of my first anniversary as Chief Executive Officer, I am pleased to report that a re-energized Orion is on a pronounced trajectory of profitable growth,” Ms. Washlow said. “This continuing growth, combined with the success of our disciplined cost containment and our built-from-the-ground-up proprietary supply chain, has generated six straight quarters of positive adjusted EBITDA.”

Ms. Washlow noted that, In the past year, Orion has achieved a substantial improvement in the size and quality of its sales funnel, including:

— Acquisition of new large enterprise customers;

— Expansion of incumbencies with existing large customers, particularly global leaders in the automotive and retail industries, as well as public-sector enterprises increasing their reliance on Orion/Voltrek’s deployments of EV charging infrastructure;

— Elevation of maintenance, highlighted in the $42 million-to-$45 million three-year engagement renewal with one of the nation’s largest retailers.

Ms. Washlow expressed confidence in the prospect for continuing growth for Orion, pointing to strong U.S. tailwinds related to the re-shoring, refurbishing and rebuilding of Made-in-America manufacturing facilities, EV Charging infrastructure and data centers. She also noted Orion’s recent market expansion to the Southeast and California and added capabilities such as Energy Storage and Electrical Contracting.

Orion is providing adjusted EBITDA guidance only on a non-GAAP basis and does not provide a reconciliation of its forward-looking adjusted EBITDA non-GAAP guidance to the most directly comparable GAAP measure due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, the amounts of which, based on historical experience, could be significant. For additional information regarding Orion’s non-GAAP measure, see the related explanation presented under “Non-GAAP Measures.”

About Orion Energy Systems
Orion provides energy efficiency and clean tech solutions, including LED lighting and controls, electrical vehicle (EV) charging solutions, and maintenance services. Orion specializes in turnkey design-through-installation solutions for large national customers as well as projects through ESCO and distribution partners, with a commitment to helping customers achieve their business and environmental goals with healthy, safe, and sustainable solutions that reduce their carbon footprint and enhance business performance.

Orion is committed to operating responsibly throughout all areas of our organization. Learn more about our sustainability and governance priorities, goals and progress here, or visit our website at www.orionlighting.com.

Non-GAAP Measures
Orion uses adjusted EBITDA, a non-GAAP measure, to supplement the financial measures prepared in accordance with United States (U.S.) generally accepted accounting principles (“GAAP”). Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, adjusted for stock-based compensation, acquisition related costs, deferred financing costs, restructuring and severance costs, asset impairment and, earnout expenses) is not prepared in accordance with U.S. GAAP. Orion has provided guidance for this non-GAAP measure to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period, and allow better comparisons of operating performance to its competitors. Among other things, management uses this non-GAAP measure to evaluate the performance of the business and believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurement is intended only as a supplement to the financial measures prepared in accordance with GAAP, and investors should consider this non-GAAP measurement in addition to, and not in substitution for or as superior to, the measurement of financial performance prepared in accordance with generally accepted accounting principles.

Safe Harbor Statement
Certain matters discussed in this press release, are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including the Company’s expectations for future revenue and adjusted EBITDA. These forward-looking statements may generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe our future plans, objectives or goals, including business relationships with government customers, are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected including, but not limited to, the risks described in our filings with the Securities and Exchange Commission.

Shareholders, potential investors and other readers are urged to consider risks and uncertainties carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com/ in the Investor Relations section of our Website. Except as required by applicable law, we assume no obligation to update any forward-looking statements publicly or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Engage with Us

X: @OrionLighting and @OrionLightingIR

StockTwits: @OESX_IR

Investor Relations Contacts
Per Brodin, CFO	Robert Ferri
Orion Energy Systems, Inc.	Robert Ferri Partners
pbrodin@oesx.com	(415) 575-1589 or ir@oesx.com